UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 24, 2005

EFOODSAFETY.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68008	62-1772151

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7702 East Camelback Road

Suite 300

Scottsdale, AZ 85258

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (480) 607-2606

19125 N. Indian Avenue, North Palm Springs, California 92258

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 24, 2005, the company completed the sale of its Ozone Safe Food, Inc. subsidiary to Mark Taggatz, former President and Chief Executive Officer of the company, in exchange for 1.5 million shares of the Company’s common stock and an agreement to receive royalty payments on equipment sales up to $60 million through December 31, 2008. The shares were used to eliminate $300 thousand of the company’s debt; the agreement provides for royalties of 5% of gross sales up to $20 million and 2.5% of gross sales from more than $20 million up to $60 million. The company anticipates that the sale will eliminate over $100 thousand in monthly operating expenses.

A copy of the agreement is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFOODSAFETY.COM, INC.

(Registrant)

Date: August 29, 2005	/S/ Patricia Ross-Gruden

Patricia Ross-Gruden, President and
Chief Executive Officer